SCHEDULE A

TO DIREXION SHARES ETF TRUST ADVISORY FEE WAIVER AGREEMENT

As of September 1, 2011 through April 1, 2014 (the “applicable Period”)

Advisory fee limit applicable to each Fund:

Fund	Rate	Limit	Rate after Limit
Direxion S&P 500® DRRC Index Volatility Response Shares	0.45%	0.10%	0.35%
Direxion S&P 1500® DRRC Index Volatility Response Shares	0.45%	0.10%	0.35%
Direxion S&P 600® DRRC Index Volatility Response Shares	0.45%	0.10%	0.35%
Direxion S&P Latin America 40 DRRC Index Volatility Response Shares	0.45%	0.10%	0.35%

Tiered Advisory Fee Limit for each of the leveraged Funds listed below:

Net Assets	Net Assets	Rate
0 >	$1,500,000,000	0.75%
$1,500,000,000 >	$2,000,000,000	0.70%
$2,000,000,000 >	$2,500,000,000	0.65%
$2,500,000,000 >	$3,000,000,000	0.60%
$3,000,000,000 >	$3,500,000,000	0.55%
$3,500,000,000 >	$4,000,000,000	0.50%
$4,000,000,000 >	$4,500,000,000	0.45%
$4,500,000,000 and above		0.40%

Funds

Direxion Daily S&P 500® Bull 3X Shares

Direxion Daily S&P 500®Bear 3X Shares

Direxion Daily Mid Cap Bull 3X Shares

Direxion Daily Mid Cap Bear 3X Shares

Direxion Daily Small Cap Bull 3X Shares

Direxion Daily Small Cap Bear 3X Shares

Direxion Daily Developed Markets Bull 3X Shares

Direxion Daily Developed Markets Bear 3X Shares

Direxion Daily Emerging Markets Bull 3X Shares

Direxion Daily Emerging Markets Bear 3X Shares

Direxion Daily China Bull 3X Shares

Direxion Daily China Bear 3X Shares

Direxion Daily India Bull 3X Shares

Direxion Daily Latin America Bull 3X Shares

Direxion Daily Energy Bull 3X Shares

Direxion Daily Energy Bear 3X Shares

Direxion Daily Financial Bull 3X Shares

Direxion Daily Financial Bear 3X Shares

Direxion Daily Technology Bull 3X Shares

Direxion Daily Technology Bear 3X Shares

Direxion Daily Real Estate Bull 3X Shares

Direxion Daily Real Estate Bear 3X Shares

Direxion Daily 7-10 Year Treasury Bull 3X Shares

Direxion Daily 7-10 Year Treasury Bear 3X Shares

Direxion Daily 20+ Year Treasury Bull 3X Shares

Direxion Daily 20+ Year Treasury Bear 3X Shares

Direxion Daily Healthcare Bull 3X Shares

Direxion Daily Retail Bull 3X Shares

Direxion Daily Semiconductor Bull 3X Shares

Direxion Daily Semiconductor Bear 3X Shares

Direxion Daily Gold Miners Bull 3X Shares

Direxion Daily Gold Miners Bear 3X Shares

Direxion Daily Natural Gas Related Bull 3X Shares

Direxion Daily Natural Gas Related Bear 3X Shares

Direxion Daily Russia Bull 3X Shares

Direxion Daily Russia Bear 3X Shares

Direxion Daily Basic Materials Bull 3X Shares